Exhibit 10(b)

                        1990 RESTRICTED STOCK PLAN
       (as amended June 9, 1992, August 10, 1993, December 13, 1994,
           February 18, 1995, August 8, 1995, December 12, 1995,
August 12, 1996, February 11, 1997, October 13, 1998, and November 23, 1998,
                     February 9, 1999, and May 13, 1999)

Section 1.  Establishment.

       Pursuant to the Sprint Long-Term Stock Incentive Program (the "Program"), Sprint Corporation, a Kansas corporation (the "Company"), hereby establishes a restricted stock plan to be named the 1990 Restricted Stock Plan (the "Plan").

Section 2.  Purpose.

     The purpose of the Plan is to aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help ensure their continued development. The Plan will also help the Company and its subsidiaries retain key personnel.

Section 3.  Administration.

     The Plan shall be administered by the organization and Compensation Committee (the "Compensation Committee") of the Board of Directors of the
Company.   Members of the Compensation Committee shall be Disinterested
Persons as defined in the Program.  The Compensation Committee shall hold
its meetings at such times and places as it may determine.   A majority of
the Compensation Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Compensation Committee, shall be deemed the acts of the Compensation Committee. The Compensation Committee may delegate to the Chief Executive Officer of the Company
(the "CEO") the right to grant awards of restricted stock to employees of the Company and its subsidiaries who are not officers or directors of the Company and to cancel or suspend such awards. The CEO may not make awards of restricted stock to any one individual in excess of 30,000 shares of FON Stock nor 7,500 shares of PCS Stock and may not make awards of restricted stock aggregating in excess of 100,000 shares of FON Stock nor 25,000 shares of PCS Stock between meetings of the Compensation
Committee.   The awards made by the CEO shall be reported to the
Compensation Committee at each of its meetings.

     The Company shall issue shares of restricted stock under the Plan in accordance with determinations made by the Compensation Committee or the
CEO pursuant to the provisions of the Plan and the Program. The Compensation Committee from time to time may adopt (and thereafter amend and rescind)
such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan and the Program, as it shall deem proper. Except as set forth in
Section 6(a) hereof, the Compensation Committee may accelerate the time or times at which restrictions lapse and may waive any forfeiture of restricted stock. The interpretation and construction of any provisions of the Plan by the Compensation Committee shall, unless otherwise determined by the Board
of Directors of the Company, be final and  conclusive.   No member of the
Board of Directors or the



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Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant under it.


Section  4.   Total Number of Shares Subject to Grant1.

      The maximum number of shares of FON Stock that may be issued under the Plan shall not exceed 713,276, and the maximum number of shares of PCS Stock that may be issued under the Plan shall not exceed 178,319, in both cases subject to adjustment as provided in Section 7 hereof. The shares issued under the Plan may be either treasury shares or authorized but unissued shares, as the Board of Directors from time to time may determine. The maximum number of shares of common stock which may be issued in any calendar year, together with shares of common stock subject to other awards under the Program, shall not exceed the limits set forth in Section 4(a) of the Program.

      In the event that any outstanding shares of restricted stock under the Plan are forfeited for any reason, such shares of common stock may again be subject to grant under the Plan.

Section 5.  Eligibility.

     Restricted stock shall be granted only to key employees of the Company or its subsidiaries, including new hires. No grants shall be made by the CEO to any individual who is an officer or director of the Company or who will be proposed to be elected as an officer or director at the next meeting of the Board of Directors or Stockholders of the Company. The Compensation Committee or the CEO will, in its discretion, determine the key employees to be granted restricted stock, the time or times at which restricted stock shall be granted, the number of shares to be granted and the duration of restrictions on the shares granted. In making such determination, the Compensation Committee and the CEO may take into consideration the value of the services rendered or to be rendered by the respective individuals, their present and potential contributions to the success of the Company and its affiliates and such other factors which the Compensation Committee or the CEO may deem relevant in accomplishing the purposes of the Plan.

      No restricted stock may be granted to any individual who immediately after the grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. No person shall be eligible to receive a larger number of shares of restricted stock than is recommended for such individual by the Compensation Committee or the CEO.



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1  These  numbers  reflect the  number  of  shares authorized for issuance under the Plan immediately after the recapitalization of Sprint's Common Stock into FON Stock and PCS Stock on November 23, 1998. The number of shares of FON Stock has also been doubled to reflect the 2-1 split of
FON Stock on May 13, 1999.   These numbers should be increased by the
number of shares of FON Stock and PCS Stock that were awarded before the recapitalization that become forfeited.



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Section 6.  Terms and Conditions of Grants.

     Each grant under the Plan shall be evidenced by an Agreement in such form not inconsistent with the Plan as the Compensation Committee or the CEO shall determine; provided that the substance of the following terms and conditions be included therein:

     (a) Duration of Restrictions. The restrictions on restricted stock shall lapse at such time or times as determined by the Compensation Committee or the CEO; provided, however, that no restricted stock shall become free of restrictions prior to the first anniversary date of the granting of the restricted stock. At any time on or before the 13th calendar month preceding the date on which restrictions on shares of restricted stock would otherwise lapse, the grantee may elect to extend the period of restriction on all but not a portion of such shares by six months or any multiple of six months. Unless the Compensation Committee specifies otherwise with respect to a particular grant of restricted stock, restrictions on restricted stock outstanding at least one year shall lapse upon a Change in Control (as defined in the 1990
          Stock Option Plan or any successor plan).

     (b)  Nontransferable.  The employee who receives restricted stock
          (the "Grantee") may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan;
          or (ii) to a trust of which the Grantee, the Grantee's spouse, or descendants of the Grantee are the primary beneficiaries and which is a grantor trust treated as owned by the Grantee under Subchapter J of the Internal Revenue Code, upon the following terms:

          (A) the Company receives, prior to such transfer, a true copy of the trust agreement and an opinion from Grantee's counsel
          (1) that the trust will be treated as a grantor trust owned by the Grantee under Subchapter J of the Internal Revenue Code at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the Grantee or to the Company, (3) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the Grantee, subject to the restrictions provided for in this Plan, and (4) that, until the restrictions lapse, the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

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          (B)  the Grantee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

          (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the Grantee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (c) Termination of Employment. If, before the restrictions on shares of restricted stock lapse, the Grantee ceases to be employed by the Company or a subsidiary of the Company for any reason
          (other than death, disability, or involuntary termination without cause), the shares of restricted stock that continue to be restricted shall be forfeited and the Grantee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company. If the Grantee ceases to be employed by reason of the grantee's death, total disability, or involuntary termination without cause, restrictions on the restricted stock shall lapse as of the grantee's termination date and the Company shall release restrictions on the restricted shares as soon as practicable thereafter. For purposes of this Plan, unless the Committee determines otherwise at the time of grant, an employee who becomes employed by Global One. (together with its subsidiaries, an "Affiliated Entity"), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated Entities without becoming employed by the Company or its subsidiaries.

     (d) Consideration. Each Grantee shall, as consideration for the grant of restricted stock, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for the period of time until the restrictions on the restricted stock lapse. Nothing contained in the Plan or in any Agreement shall confer upon any Grantee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the Grantee's employment or change the Grantee's compensation at any time.

     (e) Interest in Competitor. In the event that any Grantee, without the consent of the Compensation Committee, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Compensation Committee) any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Compensation Committee, any restricted stock shall automatically be forfeited. The decision of the Compensation Committee on any such matters shall be final and binding upon all concerned.


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     (f)  Rights as Stockholder.  Except as set forth in the Plan, a
          Grantee will have all rights of a stockholder with respect to shares of restricted stock, including the right to vote the shares of stock and the right to dividends on the stock. The shares of restricted stock will be registered in the name of the Grantee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The Grantee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the Grantee promptly after the restrictions lapse on any restricted shares.

     (g) Stock Withholding Election. When taxes are withheld upon the lapse of restrictions on restricted stock (the date on which such restrictions lapse hereinafter referred to as the "Tax Date"), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes, up to the Grantee's marginal tax rate, by one or both of the following methods:

                (i) delivering part or all of the payment in previously-owned shares of the same class as the restricted shares (which shall be valued at fair market, as defined herein, on the Tax
          Date) which shares, if acquired from the Company, must have been held for at least six months; or

                (ii) requesting the Company to withhold from those shares that would otherwise be received upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares is limited to the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law.

          Any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

Section 7.  Change in Stock, Adjustments, Etc.

      In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, outstanding shares of restricted stock shall be created the same as other outstanding shares of common stock and appropriate adjustment shall be made by the Compensation Committee in the number

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and kind of shares that may be granted under the Plan and that may be granted by the CEO under the Plan.

     The grant of restricted stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 8.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any restricted stock shall theretofore have been granted, affect or impair the rights of such individual with respect to such restricted stock; and provided further, that any such amendment shall be consistent with the provisions of the Program, as it may be amended from time to time.

      No restricted stock shall be granted under the Plan after April 15, 2007.

Section 9.  Effectiveness of Plan.

     This Plan shall be effective as of February 17, 1990.

Section 10.  Date of Granting of Restricted Stock.

     The granting of restricted stock pursuant to the Plan shall take place on the date the Compensation Committee or the CEO decides to grant the restricted stock. As soon as practicable but no later than twenty (20) days after the granting of the restricted stock, the Company shall notify the employee of the grant and, within sixty (60) days of the granting of the restricted stock, the Company shall submit to the employee an Agreement duly executed by and on behalf of the Company, and a stock power or powers with respect to the restricted stock, with the request that the employee execute the Agreement and stock powers within sixty (60) days after the mailing by the Company of the notice to the employee. The employee shall execute the written Agreement and stock powers within said 60-day period.









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